Exhibit 10.7

I-AM CAPITAL ACQUISITION COMPANY

1345 Avenue of the Americas, 11th Floor

New York, NY 10105

November 16, 2018

Chardan Capital Markets, LLC

17 State Street, Suite 1600

New York, NY 10004

Re: Issuance of Shares

Gentlemen:

Reference is made to (i) that certain Engagement Letter (the “Engagement Letter”), dated as of October 8, 2018, by and between I-AM Capital Acquisition Company, a Delaware corporation (the “Company”) and Chardan Capital Markets, LLC (“Chardan”); (ii) that certain Letter Agreement, dated August 16, 2017, by and between the Company, I-AM Capital Partners LLC, the Company’s sponsor (the “Sponsor”), and the officers and directors of the Company (the “Insider Letter”); and (iii) that certain Registration Rights Agreement, dated August 16, 2017, by and between the Company and the Sponsor (the “Registration Rights Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Engagement Letter and the Insider Letter.

Pursuant to Section 2 of the Engagement Letter, Chardan is entitled to receive, as compensation for its services, an aggregate of 208,000 shares of common stock of the Company (the “Chardan Shares”), upon the consummation of the Company’s business combination; provided that the Chardan Shares shall be subject to the same restrictions as the Sponsor’s shares.

The Sponsor’s Founder Shares (as defined in the Insider Letter) are subject to the lock-up restrictions in Section 7(a) of the Insider Letter and certain registration rights pursuant to Article II of the Registration Rights Agreement.

Chardan and the Company hereby acknowledge and agree as follows:

1.           Upon the issuance of the Chardan Shares by the Company to Chardan at the Closing:

a.          the Chardan Shares shall be subject to the lock-up restrictions contained in Section 7(a) of the Insider Letter, including the Founder Shares Lock-Up Period, to the same extent as if the Chardan Shares were Founder Shares and Chardan was a party to the Insider Letter; and

b.          the Chardan Shares shall be entitled to the same registration rights available to the Founder Shares in Article II of the Registration Rights Agreement, subject to the terms and conditions thereof, each Chardan Share shall be deemed to be a “Registrable Security” for purposes of the Registration Rights Agreement, and Chardan agrees to be bound by the terms and conditions of the Registration Rights Agreement.

2.          This letter agreement (“Letter Agreement”) constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof (other than the Engagement Letter, the Insider Letter and the Registration Right Agreement). This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

3.          No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the undersigned and his, her or its respective successors and assigns.

4.          This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive, and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

5.          Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or email transmission, to the address on the first page hereof, which address may be changed by notice given in accordance with this paragraph.

[Signature Page follows]

Please confirm your agreement to the foregoing by signing a copy of this Letter Agreement where indicated below and returning it to the undersigned.

I-AM CAPITAL ACQUISITION COMPANY

By:	/s/ Suhel Kanuga
Name: Suhel Kanuga
Title: Chief Financial Officer

Acknowledged and Agreed:

CHARDAN CAPITAL MARKETS, LLC

By:	/s/ George Kaufman
Name: George Kaufman
Title: Managing Director